Exhibit 99.4

Form of Executive Officer Stock Option Agreement

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND TERMS

Name	Employee ID:
Division: Supervisor: Location:

In granting stock options, Teradyne seeks to provide employees with incentive to help drive the company’s future success and to share in the economic benefits of that success. We all look forward to your contributions to that effort.

In recognition of your contributions to Teradyne, you have been granted a stock option award consisting of the right to receive up to XX shares of Teradyne common stock upon exercise of this option in accordance with its terms (“Stock Option”). This Stock Option grant was approved effective                     ,      200x (the “Effective Date”). The Stock Option Grant Details are listed below.

This award is subject to the Stock Option Terms attached hereto and the terms of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). Stock Options covered by this award will be exercisable over time as described in and subject to the vesting conditions of the attached Stock Option Terms.

The Plan prospectus, consisting of a “Participant Information” document that summarizes the Plan and the complete Plan, is available on “In-Site,” Teradyne’s internal Web site. To access the information, go to http://www.corp.teradyne.com/InSite/benefits/EquityCompensation-OptionsandRSUs.html and click the “Stock plan documents” link.

Please note that printed versions of the Plan prospectus documents are available to you, at no charge, upon request to James P. Dawson, Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, (978) 370-2112.

TERADYNE, INC.

Stock Option Grant Details:

Grant Date/Effective Date: [                    , 2009]

Number of Shares under Option: [                    ]

Per Share Option Price/FMV on Grant Date:[                    ]

Eileen Casal V.P., General Counsel and Secretary

(2009 Stock Option)

Grant #XX

STOCK OPTION TERMS

This award is governed by and subject to Teradyne’s 2006 Equity and Cash Compensation Incentive Plan (the “Plan”), which, together with the following provisions, controls the meaning of terms and the rights of the recipient. Capitalized and defined terms used and not defined below will have the meaning set forth in the Plan. In the event of any inconsistencies or differences between the Plan and these terms, the Plan shall prevail.

1.	Option Grant, Exercise and Vesting

(a) This Stock Option is intended to be a nonstatutory stock option.

(b) These options vest and become exercisable yearly on the anniversary of the Effective Date. None of this grant will be vested or exercisable on the Effective Date. 25% of the total grant will vest and become exercisable on the first and each of the three subsequent anniversaries of the Effective Date until the total grant is fully vested and exercisable on the fourth anniversary of the Effective Date. The committee appointed by Teradyne’s Board of Directors to administer the Plan (the “Committee”) shall have the right at any time to accelerate the date that any installment of this award becomes vested and exercisable, including but not limited to events such as disability, death, retirement or upon the acquisition of control of Teradyne by another entity.

(c) After options become exercisable, they can be exercised at any time prior to and on the Option Expiration Date. This Stock Option expires at the close of business at the Company’s headquarters on the date that is seven years from the Effective Date (the “Option Expiration Date”). This Stock Option may expire earlier if your employment or other business relationship terminates, as described below.

(d) This stock option award will not vest further after termination of employment or other business relationship except in limited certain circumstances. If your employment or business relationship terminates for any reason except disability or death, then this stock option will not vest after your employment or other business relationship ends and this stock option will automatically expire at the close of business at the Company’s headquarters on the date ninety (90) days after your termination date, or if earlier, the Option Expiration Date. If your employment or other business relationship with the Company ends on account of disability, that portion of this award which would have vested under the applicable rule stated in (b) above shall continue to vest for a period of thirty (30) months following his or her termination of employment or business relationship on account of disability and the vested portion of this stock option may be exercised in accordance with Section 2 below until the earlier of the close of business at the Company’s headquarters on the date ninety (90) days after said thirty (30) month period or the Option Expiration Date . If your employment or other business relationship with the Company ends on account of your death, the remaining portion of this award that would have vested under the applicable rule stated in (b) above shall automatically become vested in full on the date of your death and the vested portion of this stock option may be exercised in accordance with Section 11(a) of the Plan until the earlier of the close of business at the Company’s headquarters on the date that is one year subsequent to your death or the Option Expiration Date.

Employment or another business relationship shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness or military obligations) provided that the period of such leave does not exceed 90 days or, in the case of an employee, if longer, any period during which the employee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment or other business relationship, provided that such written approval contractually obligates the Company to continue the employment or other business relationship of the recipient after the approved period of absence.

2.	Procedure for Exercising Options

(a) Options are exercised by giving written notice to the Company specifying the number of shares as to which Option is being exercised and paying the Company the full option price for such shares. Payment can be made to the Company by a combination of cash, certified or bank check, or personal check (in each case in United States dollars), or by delivery of shares of Teradyne common stock that were not acquired in the 6 months prior to exercise of the option or through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the common stock acquired upon exercise of the Option and authorization to the third party commercial provider to pay that amount to the Company, provided the such process is consistent with and permissible under applicable law.

(b) You shall not have any right in, to or with respect to the shares which may be issuable under this award upon exercise (including but not limited to the right to vote or to receive dividends) until the issuance of shares to you upon exercise of the option. All shares issuable upon exercise of this option will be transferred or issued to you (or your estate, in the event of your death) promptly upon exercise but in any event within 2  1/2 months following the calendar year in which they are exercised, or any earlier date required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code).

(c) With regard to any option exercises, the Company will not be required to transfer or issue any shares until arrangements satisfactory to it have been made to address any income, withholding and employment tax requirements which might arise by reason of the option exercise. The Company will pay any transfer or issue tax and deliver a certificate for the shares purchased.

3.	Assignment and Transferability

This stock option award may not be assigned or transferred other than as provided in Section 11(a) of the Plan.

4.	Capital Changes and Business Succession

Section 3(c) of the Plan contains provisions for adjusting (or substituting) the number, vesting schedule, exercise, price and other terms of outstanding stock-based Awards granted under the Plan if a recapitalization, stock split, merger, or other specified event occurs, and the Committee determines that an adjustment (or substitution) is appropriate.

5.	Employment or Business Relationship

Granting this award does not imply any right of continued employment or business relationship by the Company, and does not affect the right of the recipient or the Company to terminate employment or a business relationship at any time.

6.	Stock Registration

Shares to be issued upon exercise of this option are currently registered under the Securities Act of 1933, as amended. If such registration is not in effect at the time of exercise, the recipient will be required to represent to the Company that he or she is acquiring such shares as an investment and not with a view to the sale of those shares.

7.	Miscellaneous:

This Stock Option Award is governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts exclusive of reference of rules and principles of conflicts of law. This Stock Option Award and the Plan constitute the entire understanding between you and the Company regarding this option.